EXHIBIT 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 to Credit Agreement (this “Amendment”) is entered into as of August 31, 2008, by and among Cybex International, Inc., a New York corporation (the “Borrower”) and RBS Citizens, National Association (the “Bank”), a national banking association.

R E C I T A L S:

A. The Borrower and the Bank are parties to a Credit Agreement dated July 2, 2008 (the “Credit Agreement”).

B. The parties wish to amend the Credit Agreement, as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree that the Credit Agreement shall be amended as follows:

1. Defined Terms. Except to the extent specifically amended in this Amendment, all capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2. Amendment of Credit Agreement.

(a) Section 7.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.4 Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, entity or corporation except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, except for guarantys or other recourse provisions issued under the Borrower’s leasing or sales program or private label consumer credit program, individually in amount not greater than $2,100,000.00 up to an aggregate maximum liability of $10,000,000.00.”

(b) Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.7 Acquisition of Shares of Borrower. Purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the shares or other ownership interest of the Borrower, whether now or hereafter outstanding, excluding, however, purchases or buy backs of the Borrower’s common stock limited in amount to a maximum of $5,000,000.00 per calendar year, so long as (i) at the time of such purchase or buy-back there then exists no Event of Default, and (ii) after the consummation of such purchase or buy-back, the Borrower shall be in compliance with the financial covenants set forth in Section 8 below.”

3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) Execution and Delivery of Amendment. The parties hereto shall have executed and delivered this Amendment;

(b) Representations and Warranties. The representations and warranties contained in Section 4 of the Credit Agreement, and in all other Related Agreements, statements and certificates delivered to the Bank in connection with the Credit Agreement, shall have been true and correct at and as of the date on which made and shall also be true and correct at and as of the date hereof with the same effect as if made at and as of such date;

(c) No Default. The Borrower shall have performed and complied with all terms and conditions of the Credit Agreement and the Related Agreements required to be performed or complied with by it prior to or on the date hereof, and, on the date hereof, there shall exist no Default or Event of Default; and

(d) Proceedings and Documents. All proceedings and legal matters in connection with the transactions contemplated by this Amendment and all documents incident hereto and thereto shall be reasonably satisfactory in substance and in form to the Bank and its counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank or such counsel may reasonably request.

4. Effective Date. Upon satisfaction of the conditions set forth in the preceding Section 3, this Amendment shall become effective as of the date first set forth above (the “Effective Date”).

5. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Related Agreements shall remain unchanged and in full force and effect.

6. Miscellaneous.

(a) This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with and governed by such laws.

(b) This Amendment may be executed in any number of counterparts and by each party on separate counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

(c) This Amendment is intended to take effect as a sealed instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first written above.

Witness	Cybex International, Inc.

/s/ Patty Waisner	By:	/s/ Arthur W. Hicks, Jr.
Patty Waisner	Name: Arthur W. Hicks, Jr.
Title: President

Witness	RBS Citizens, National Association

/s/ Nanette Capone-Halpin	By:	/s/ David J. Bugbee
Nanette Capone-Halpin	Name: David J. Bugbee
Title: Senior Vice President

Signature Page to Amendment No. 1 to Credit Agreement

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